Exhibit 24

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each entity or person whose signature appears below hereby makes, constitutes and appoints Shailini Rao with full power to act without the other, as its or his agent and attorney-in-fact for the purpose of executing in its or his name any statement of beneficial ownership on Form 3, 4, or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS HEREOF I have executed this instrument as of the 12th day of July, 2024.

By: Diameter Capital Partners LP
/s/ Shailini Rao
Name: Shailini Rao
Title: Chief Compliance Officer

/s/ Jonathan Lewinsohn
Jonathan Lewinsohn

/s/ Scott K. Goodwin
Scott K. Goodwin